Exhibit 99.1


8233 Baumgart Road                                        Contact Mark L. Lemond
Evansville, Indiana 47725                  President and Chief Executive Officer
www.shoecarnival.com                                         or W. Kerry Jackson
(812) 867-4034                    Senior Vice President, Chief Financial Officer
                                                                   and Treasurer

FOR IMMEDIATE RELEASE

--------------------------------------------------------------------------------

                  SHOE CARNIVAL REPORTS SECOND QUARTER RESULTS

         Evansville, Indiana, August 19, 2003 - Shoe Carnival, Inc. (Nasdaq:
SCVL) a leading retailer of value-priced footwear and accessories, today announced sales and earnings for the second quarter ended August 2, 2003. Net income for the second quarter of fiscal 2003 was $1.5 million, or $0.12 per diluted share, compared with net income of $3.6 million, or $0.27 per diluted share, in the second quarter of fiscal 2002.

         Net sales for the second quarter of 2003 increased 7.9 percent to a second quarter Company record of $134.5 million from $124.6 million last year. Comparable store sales decreased by 3.0 percent for the 13-week period.

         Gross profit margins for the second quarter of 2003 decreased to 27.5 percent from 28.7 percent last year. Selling, general and administrative expenses, as a percentage of sales, increased to 25.5 percent from 24.0 percent in the second quarter of 2002. New store pre-opening costs incurred in the second quarter of 2003 were $828,000, or 0.6 percent of sales, compared with $663,000, or 0.5 percent of sales last year. Interest costs decreased to $176,000 in the second quarter from $200,000 last year.

         Mark Lemond, president and chief executive officer stated, "Our results came in below our expectations due to a decrease in customer traffic during the quarter, which necessitated increased promotional activity in order to liquidate seasonal merchandise. The lower customer traffic, combined with increased promotional activity, resulted in lower comparable stores sales and gross profit margins for the quarter. The increase in selling, general and administrative expenses for the quarter, as a percentage of sales, was primarily due to the deleveraging effect of lower comparable store sales.

         "While the first half results were disappointing, it appears that the U.S. economy and retail environment are beginning to show signs of a recovery. We have seen an improved sales trend in the back-to-school selling period, and if these trends continue, we expect to report better results in the second half of 2003."

         Net income for the first half of 2003 was $6.6 million, or $0.51 per diluted share, compared with net income of $9.2 million, or $.71 per diluted share, last year. Net sales increased 6.8 percent to $271.3 million for the first six months from sales of $254.0 million last year. Comparable store sales decreased 4.3 percent for the six-month period. Gross profit margin for the first six months of 2003 decreased to 28.7 percent from 29.5 percent last year. Selling, general and administrative expenses, as a percentage of sales, increased to 24.7 percent in the first six months of 2003 from 23.5 percent last year. Pre-opening costs for first six months of 2003 were $1.6 million, or 0.6 percent of sales, as compared to $1.1 million, or 0.4 percent of sales, in the first half of 2002. Interest expense incurred in the first half of 2003 decreased to $342,000 from $464,000 in the same period in 2002.

         The Company also issued guidance for the second half of 2003. With an expectation of an improving sales trend in the second half of 2003, comparable store sales are now expected to be in the range of flat to up two percent for the third and fourth quarters. Earnings per diluted share are expected to range from $0.41 to $0.46 in the third quarter and $0.15 to $0.18 in the fourth quarter.

         During the first half of 2003, 24 new stores were opened, 11 of which were opened in the second quarter. An additional 13 stores will be opened in the second half of 2003 bringing the total new stores to 37 for the year.

         The 11 stores opened during the second quarter included locations in:

                   City                             Market/Stores
           ----------------------                ------------------
           Colorado Springs, CO                  Colorado Springs/1
           Knoxville, TN                         Knoxville/1
           Brooksville, FL                       Tampa/5
           Houston, TX                           Houston/2
           San Antonio, TX                       San Antonio/1
           Lansing, MI                           Lansing/1
           Noblesville, IN                       Indianapolis/11
           Grandville, MI                        Grand Rapids/7
           Baton Rouge, LA                       Baton Rouge/2
           E. Wichita, KS                        Wichita/2
           Orlando, FL                           Orlando/5

         Today, at 2:00 p.m. Eastern time, the Company will host a conference call to discuss the second quarter results. The public can listen to the live webcast of the call by visiting Shoe Carnival's Investor Relations page at www.shoecarnival.com. While the question-and-answer session will be available to all listeners, questions from the audience will be limited to institutional analysts and investors. A replay of the webcast will be available on our website for two weeks beginning approximately two hours after the conclusion of the conference call.

         This press release contains forward-looking statements that involve a number of risks and uncertainties. A number of factors could cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, but are not limited to: general economic conditions in the areas of the United States in which our stores are located; changes in the overall retail environment and more specifically in the apparel and footwear retail sectors; the potential impact of national and international security concerns on the retail environment; changes in our relationships with key suppliers; the impact of competition and pricing; changes in weather patterns, consumer buying trends and our ability to identify and respond to emerging fashion trends; risks associated with the seasonality of the retail industry; the availability of desirable store locations at acceptable lease terms and our ability to open new stores in a timely manner; higher than anticipated costs associated with the closing of underperforming stores; the inability of manufacturers to deliver products in a timely manner; and changes in the trade relations between the United States and countries which are the major manufacturers of footwear.

         In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements can be identified by, among other things, the use of forward-looking terms such as "believes," "expects," "may," "will," "should," "seeks," "pro forma," "anticipates," "intends" or the negative of any of these terms, or comparable terminology, or by discussions of strategy or intentions. Given these uncertainties, we caution investors not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We disclaim any obligation to update any of these factors or to publicly announce any revisions to the forward-looking statements contained in this press release to reflect future events or developments.

         Shoe Carnival is a chain of 229 footwear stores located in the Midwest, South and Southeast. Combining value pricing with an entertaining store format, Shoe Carnival is a leading retailer of name brand and private label footwear for the entire family. Headquartered in Evansville, IN, Shoe Carnival trades on the Nasdaq Stock Market under the symbol SCVL. Shoe Carnival's press releases and annual report are available on the Company's website at www.shoecarnival.com.

                             Financial Tables Follow

                                       ###

                               SHOE CARNIVAL, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                        (In thousands, except per share)
                                   (Unaudited)


                                                           13 Weeks Ended                         26 Weeks Ended
                                                   August 2,           August 3,           August 2,          August 3,
                                                     2003                2002                2003               2002
                                                -------------      --------------       ------------      -------------
Net sales                                        $    134,463      $      124,626       $    271,313      $     254,010
Cost of sales (including buying,
     distribution and occupancy costs)                 97,512              88,865            193,481            179,167
                                                 ------------      --------------       ------------      -------------
Gross profit                                           36,951              35,761             77,832             74,843
Selling, general and administrative
     expenses                                          34,309              29,873             66,896             59,634
                                                 ------------      --------------       ------------      -------------
Operating income                                        2,642               5,888             10,936             15,209
Interest expense                                          176                 200                342                464
                                                 ------------      --------------       ------------      -------------
Income before income taxes                              2,466               5,688             10,594             14,745
Income taxes                                              925               2,133              3,973              5,529
                                                 ------------      --------------       ------------      -------------
Net income                                       $      1,541      $        3,555       $      6,621      $       9,216
                                                 ============      ==============       ============      =============

Net income per share:
     Basic                                       $        .12      $          .28       $        .52      $        .74
                                                 ============      ==============       ============      ============
     Diluted                                     $        .12      $          .27       $        .51      $        .71
                                                 ============      ==============       ============      ============

Average shares outstanding:
     Basic                                             12,652              12,566             12,638            12,518
                                                 ============      ==============       ============      ============
     Diluted                                           13,018              13,065             12,989            12,995
                                                 ============      ==============       ============      ============

                               SHOE CARNIVAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)


                                     ASSETS

                                                           August 2,          February 1,          August 3,
                                                             2003                2003                2002
                                                        ------------         ------------       ------------
Current Assets:
   Cash and cash equivalents                            $    10,190          $     5,782        $     6,316
   Accounts receivable                                        1,772                1,134                954
   Merchandise inventories                                  171,979              146,091            146,615
   Deferred income tax benefit                                  909                  901                316
   Other                                                      3,388                1,890              3,275
                                                        -----------          -----------        -----------
Total Current Assets                                        188,238              155,798            157,476
Property and equipment-net                                   67,701               63,477             62,016
                                                        -----------          -----------        -----------

TOTAL ASSETS                                            $   255,939          $   219,275        $   219,492
                                                        ===========          ===========        ===========


                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
   Accounts payable                                     $    63,906          $    49,847        $    49,432
   Accrued and other liabilities                             10,806                9,276             10,728
   Current portion of long-term debt                            298                  427                586
                                                        -----------          -----------        -----------
Total Current Liabilities                                    75,010               59,550             60,746
Long-term debt                                               27,949               15,503             23,447
Deferred lease incentives                                     6,992                5,262              4,513
Accrued rent                                                  2,623                2,458              2,242
Deferred income taxes                                         4,440                4,971              4,041
Other                                                           927                  640                511
                                                        -----------          -----------        -----------

TOTAL LIABILITIES                                           117,941               88,384             95,500

SHAREHOLDERS' EQUITY                                        137,998              130,891            123,992
                                                        -----------          -----------        -----------

TOTAL LIABILITIES AND
     SHAREHOLDERS' EQUITY                               $   255,939          $   219,275        $   219,492
                                                        ===========          ===========        ===========

                               SHOE CARNIVAL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                                           Twenty-six           Twenty-six
                                                                           Weeks Ended          Weeks Ended
                                                                         August 2, 2003       August 3, 2002
                                                                         --------------       --------------
Cash Flows From Operating Activities
Net income                                                               $       6,621        $      9,216
Adjustments to reconcile net income
   to net cash provided by operating activities:
     Depreciation and amortization                                               6,808               5,970
     Stock option income tax benefit                                               106                 655
     Loss on retirement of assets                                                  147                   6
     Deferred income taxes                                                        (539)                (49)
     Other                                                                         246                 169
     Changes in operating assets and liabilities:
       Accounts receivable                                                        (854)                344
       Merchandise inventories                                                 (25,888)            (10,967)
       Accounts payable and accrued liabilities                                 15,577               9,652
       Other                                                                    (1,478)             (1,459)
                                                                         -------------        ------------
Net cash provided by operating activities                                          746              13,537
                                                                         -------------        ------------
Cash Flows From Investing Activities
   Purchases of property and equipment                                         (11,337)            (10,693)
   Lease incentives                                                              1,936                 514
   Other                                                                           367                   0
                                                                         -------------        ------------
Net cash used in investing activities                                           (9,034)            (10,179)
                                                                         -------------        ------------
Cash Flows From Financing Activities
   Net borrowings (payments) under line of credit                               12,575              (4,000)
   Payments on long-term debt                                                     (259)               (520)
   Proceeds from issuance of stock                                                 380               2,019
                                                                         -------------        ------------
   Net cash provided by (used in) financing activities                          12,696              (2,501)
                                                                         -------------        ------------
Net increase in cash and cash equivalents                                        4,408                 857
Cash and cash equivalents at beginning of period                                 5,782               5,459
                                                                         -------------        ------------
Cash and Cash Equivalents at end of period                               $      10,190        $      6,316
                                                                         =============        ============